    As filed with the Securities and Exchange Commission on February 9, 2000

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)
                             ----------------------

              DELAWARE                                       94-2579683
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                              163 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
              (Address of registrant's principal executive offices)

        OPTICAL COATING LABORATORY, INC. 1993 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1995 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1996 INCENTIVE COMPENSATION PLAN OPTICAL COATING LABORATORY, INC. 1998 INCENTIVE COMPENSATION PLAN
        OPTICAL COATING LABORATORY, INC. 1999 INCENTIVE COMPENSATION PLAN
            OPTICAL COATING LABORATORY, INC. 1999 DIRECTOR STOCK PLAN
                                       AND
       OPTICAL COATING LABORATORY, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full titles of the plans)

                               Kevin N. Kalkhoven
                    Co-Chairman of the Board of Directors and
                             Chief Executive Officer
                            JDS Uniphase Corporation
                              163 Baypointe Parkway
                           San Jose, California 95134
                                 (408) 434-1800
(Name, address and telephone number, including area code, of agent for service)

                              WITH A COPY SENT TO:

                           John W. Campbell, III, Esq.
                             Morrison & Foerster LLP
                                425 Market Street
                      San Francisco, California 94105-2482
                                 (415) 268-7000

                         CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
TITLE OF SECURITIES                    AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING       REGISTRATION
TO BE REGISTERED                      REGISTERED (1)            SHARE (2)                 PRICE (2)              FEE (5)
---------------------------------------------------------------------------------------------------------------------------
Optical Coating Laboratory,                   64,032            $   5.87(3)         $  375,868(3)            $    99.23
Inc. 1993 Incentive
Compensation Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                  242,381            $   7.27(3)         $1,762,110(3)            $   465.20
Inc. 1995 Incentive
Compensation Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                  999,557            $   6.25(3)         $6,247,231(3)            $ 1,649.27
Inc. 1996 Incentive
Compensation Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                  786,312            $  14.67(3)         $11,535,197(3)           $ 3,045.29
Inc. 1998 Incentive
Compensation Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                1,048,594            $  10.72(3)         $11,240,928(3)           $ 2,967.60
Inc. 1999 Incentive
Compensation Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                   27,840            $  36.30(3)         $1,010,592(3)            $   266.80
Inc. 1999 Director Stock Plan
Common Stock ($.001 par value)

Optical Coating Laboratory,                  742,400            $ 205.73(4)         $152,733,952(4)          $40,321.76
Inc. 1999 Employee Stock
Purchase Plan
Common Stock ($.001 par value)

Total                                      3,911,116                                $184,905,878             $48,815.15


(1) Pursuant to the Agreement and Plan of Reorganization and Merger (the "Merger Agreement") dated as of November 3, 1999 by and among JDS Uniphase Corporation, Vintage Acquisition, Inc. and Optical Coating Laboratory, Inc., JDS Uniphase Corporation assumed all of the outstanding options to purchase Common Stock of Optical Coating Laboratory, Inc. under the plans referred to above, and such options become exercisable to purchase shares of JDS Uniphase Corporation Common Stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(3) Computation based upon the fixed exercise prices of the options, all of which were previously granted and as converted pursuant to the terms of the Merger Agreement.

(4) Computation based upon the Registrant's good faith estimate of the value of its Common Stock based upon the average of the high and low prices of Optical Coating Laboratory, Inc.'s Common Stock as reported on the Nasdaq National Market on February 2, 2000.

(5) Pursuant to Rule 457(b) under the Securities Act, all of the registration fee is offset by the filing fees previously paid in connection with the filing of the Registrant's Registration Statement on S-4 on December 8, 1999. The fees paid for that filing included 2,176,352 shares to be issued pursuant to the exercise of Optical Coating Laboratory, Inc. options and were calculated based on a proposed maximum offering price of $195.31 per share which accounted for $60,462 of the $796,990 filing fee. Accordingly, no additional fee is being paid herewith.

                                EXPLANATORY NOTE



         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register 3,911,116 shares of Common Stock of JDS Uniphase Corporation, a Delaware corporation (the "Registrant"), issuable to eligible employees, directors, consultants and advisors under certain employee benefit plans assumed by Registrant upon the merger of Registrant's wholly owned subsidiary, Vintage Acquisition, Inc., a Delaware corporation, with and into Optical Coating Laboratory, Inc., a Delaware corporation. The plans were previously obligations of Optical Coating Laboratory, Inc. and its subsidiaries.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:


         (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended June 30, 1999 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report covered in (a) above.

         (c) The description of the Common Stock of the Registrant, $.001 par value per share ("Common Stock"), contained in Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, are incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by
Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         The Registrant's Amended and Restated Certificate of Incorporation provides indemnification of directors and officers of the Registrant to the fullest extent permitted by the DGCL. The Registrant has obtained liability insurance for each director and officer of the Registrant for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         The above discussion of the Registrant's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

         For information regarding the Registrant's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 9 below.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 9, 2000.



                                             JDS UNIPHASE CORPORATION

                                             By  /s/ Kevin N. Kalkhoven
                                                 -----------------------------
                                                 Kevin N. Kalkhoven,
                                                 Co-Chairman of the
                                                 Board of Directors and
                                                 Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Kevin N. Kalkhoven and Anthony R. Muller, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Name and Signatures                                      Title                               Date
-------------------                                      -----                               ----
/s/ Kevin N.  Kalkhoven                                                                February 9, 2000
--------------------------------           Chief Executive Officer and
Kevin N. Kalkhoven                    Co-Chairman of the Board of Directors
                                          (Principle Executive Officer)


/s/ Jozef Straus, Ph.D.                                                                February 9, 2000
--------------------------------     President, Chief Operating Officer and
Jozef Straus, Ph.D.                   Co-Chairman of the Board of Directors


/s/ Anthony R. Muller                                                                  February 9, 2000
--------------------------------                 Senior Vice President,
Anthony R. Muller                     Chief Financial Officer and Secretary
                                       (Principal Financial and Accounting Officer)


/s/ Bruce Day                                        Director                          February 9, 2000
--------------------------------
Bruce Day


/s/ Peter  Guglielmi                                 Director                          February 9, 2000
--------------------------------
Peter  Guglielmi


/s/ Robert E. Enos                                   Director                          February 9, 2000
--------------------------------
Robert E. Enos

/s/ Martin Kaplan                                    Director                          February 9, 2000
--------------------------------
Martin Kaplan


/s/ John A. MacNaughton                              Director                          February 9, 2000
--------------------------------
John A. MacNaughton


/s/ Wilson Sibbett, Ph.D.                            Director                          February 9, 2000
--------------------------------
Wilson Sibbett, Ph.D.


/s/ Casimir S. Skrzypczak                            Director                          February 9, 2000
--------------------------------
Casimir S. Skrzypczak


/s/ William J. Sinclair                              Director                          February 9, 2000
--------------------------------
William J. Sinclair

                                  EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
   5.1            Opinion of Morrison & Foerster LLP

   23.1           Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1)

   23.2           Consent of Ernst & Young LLP, independent auditors

   23.3           Consent of Deloitte & Touche LLP, independent auditors

   23.4 Consent of Pricewaterhouse Coopers LLP, independent accountants

   23.5 Consent of Pricewaterhouse Coopers LLP, independent accountants

   23.6           Consent of KPMG LLP, independent accountants

   24.1 Power of Attorney (included on signature page of this Registration Statement)